SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC




                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




                        Date of Report: October 11, 1999




                        GOLDEN EAGLE INTERNATIONAL, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                         0-23726                       84-1116515
   --------                         -------                       ----------
(State of other                   (Commission                   (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)




         4949 South Syracuse Street, Suite 300, Denver, Colorado 80237
         --------------------------------------------------------------
               (Address of principal executive offices)        (Zip Code)




       Registrant's telephone number, including area code: (303) 694-6101

Item 5. Other Events
        ------------

     Golden Eagle International, Inc. has moved its corporate offices to Salt Lake City, Utah. The new address, telephone, fax and e-mail are:

     Golden Eagle International, Inc.
     12401 South 450 East, Bldg. D2, Suite A
     Salt Lake City, Utah 84020

     Telephone:  (801) 619-9320
     Fax:  (801) 619-1747
     E-mail:  goldeneagle@bizcom.com

     The Company also announced that it has received the resignation of Ms. Mary
A. Erickson as its corporate secretary and as a director.

     Golden Eagle's president, Terry C. Turner, stated, "Moving the Company's corporate offices to Salt Lake City, Utah is an important first step in implementing Golden Eagle's vision for the future and overall plan for growth. However, as a company we will feel the loss of Mary Erickson, and wish to thank her for her years of sacrifice and service to Golden Eagle and its shareholders." Golden Eagle has had discussions with possible new directors, but has not appointed a replacement for Ms. Erickson.

     Golden Eagle International, Inc. is a gold mining and exploration company based in Salt Lake City, Utah. The Company is currently focusing its efforts on developing its mining rights in Cangalli, Bolivia. For more information about the Company, call Sabrina Martinez at (303) 762-1581 or Guy Murrel at (303) 581-7760. Golden Eagle can also be found at its website: www.geii.com.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: October 11, 1999                        Golden Eagle International, Inc.



                                               By: /s/ Terry C. Turner
                                               -----------------------
                                               Terry C. Turner, President